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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
for tender of any and all outstanding
10 7/8% Senior Notes due June 15, 2009
of
VERTIS, INC.

        This form or one substantially equivalent hereto must be used to accept the exchange offer (the "Exchange Offer") of Vertis, Inc., a Delaware corporation (the "Company"), made pursuant to the prospectus, dated                    , 2003 (the "Prospectus"), if certificates for the outstanding 10 7/8% Senior Notes due June 15, 2009 of the Company (the "Private Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer—Procedures for Tendering" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2003 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent:
The Bank of New York
By Registered or Certified Mail:	By Facsimile:	By Hand or Overnight Courier:

The Bank of New York	(For Eligible Institutions Only)	The Bank of New York
Corporate Trust Operations		Corporate Trust Operations
Reorganization Unit	(212) 298-1915	Reorganization Unit
101 Barclay Street, 7 East		101 Barclay Street, 7 East
New York, New York 10286		New York, New York 10286
Attention: Diane Amoroso	To Confirm by Telephone or for Information, Call	Attention: Diane Amoroso

(212) 815-3738

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

        The undersigned understands that tenders of Private Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Private Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time, on the Expiration Date. Tenders of Private Notes may also be withdrawn if the Exchange Offer is terminated without any such Private Notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Owner(s) or Authorized Signatory:	Name(s) of Holder(s):

Principal Amount of Private Notes Tendered:*	Address:

Certificate No(s). of Private Notes (if available):	Area Code and Telephone No.:

If Private Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Depository Account No.:

Date:

*Must be in denominations of principle amount of $1,000 and any integral multiple thereof.

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Private Notes exactly as its (their) name(s) appear on certificates for Private Notes or on a security position listing as the owner of Private Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)
Name(s):
Capacity:
Address(es):

Note:  Do not send Private Notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an Aeligible guarantor institution,@ including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association (each of the foregoing being referred to as an AEligible institution@), hereby (a) represents that each holder of Private Notes on whose behalf this tender is being made "own(s)" the Private Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (ARule 14e-4"), (b) represents that such tender of Private Notes complies with Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Private Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

        The undersigned acknowledges that it must deliver the Letter of Transmittal and Private Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

Authorized Signature:

Name:

Address:

Title:

Date:

Area Code and Telephone No.:

Note: do not send certificates for private notes with this form. Certificates for private notes should only be sent with your letter of transmittal.

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PLEASE SIGN AND COMPLETE
GUARANTEE (Not to be used for signature guarantee)